APPENDIX A

Pursuant to Rule 13d-1(k)(1) of the Securities and Exchange Commission, the undersigned agree that the attached Schedule 13D is, and any future amendments thereto shall be, filed on behalf of each of us.

Dated:  May 11, 2001


LEHMAN BROTHERS HOLDINGS INC.
By:      /s/ Oliver Budde
         ---------------------
Name:  Oliver Budde
Title:    Vice President and
          Assistant Secretary

LEHMAN BROTHERS INC.
By:  /s/ Oliver Budde
         -------------------
Name:  Oliver Budde
Title:      Vice President

LB I GROUP INC.
By:  /s/ Oliver Budde
         -------------------
Name:  Oliver Budde
Title: Vice President

LEHMAN ALI INC.
By:  /s/ Oliver Budde
         -------------------
Name:  Oliver Budde
Title: Authorized Signatory

PROPERTY ASSET MANAGEMENT INC.
By:  /s/ Oliver Budde
         -------------------
Name:  Oliver Budde
Title:    Vice President

LEHMAN BROTHERS CAPITAL PARTNERS III, L.P.
By:      /s/ Oliver Budde
         ---------------------
Name:  Oliver Budde
Title:  Authorized Signatory

LEHMAN BROTHERS MBG PARTNERS 1997 (A) L.P.
By:  /s/ Oliver Budde
         -------------------
Name:  Oliver Budde
Title:    Authorized Signatory

LEHMAN BROTHERS MBG PARTNERS 1997 (B) L.P.
By:  /s/ Oliver Budde
         -------------------
Name:  Oliver Budde
Title:    Authorized Signatory